UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2020

CarGurus, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38233	04-3843478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Canal Park, 4th Floor Cambridge, Massachusetts 02141
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 354-0068

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	CARG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2020, CarGurus, Inc. (the “Company”) entered into a separation agreement (the “Separation Agreement”) with Kyle Lomeli, the Company’s Chief Technology Officer. By mutual agreement, Mr. Lomeli’s employment with the Company will continue through May 14, 2021 (the “Separation Date”), during which he will continue to receive his current base salary and benefits. Pursuant to the Separation Agreement, in exchange for granting and not revoking a customary release after the Separation Date, Mr. Lomeli will be entitled to (i) receive a cash severance payment equal to nine months of his current base salary, payable either in a lump sum or in accordance with the Company’s normal payroll practices as determined by the Company, and (ii) continued participation in the Company’s medical and dental insurance plans at the Company’s expense during the nine-month period following the Separation Date.

On November 13, 2020, the Company and Mr. Lomeli also entered into a consulting agreement (the “Consulting Agreement”), pursuant to which Mr. Lomeli will provide consulting services to the Company for a nine-month period following the Separation Date to assist with the transition of his duties. In connection with entering into the Consulting Agreement, the Company granted Mr. Lomeli 45,411 restricted stock units pursuant to a restricted stock unit agreement under the Company’s Omnibus Incentive Compensation Plan that will vest in equal installments on each of August 14, 2021, November 14, 2021 and February 14, 2022, subject to Mr. Lomeli’s employment or provision of consulting services to the Company on the applicable vesting date. The Consulting Agreement contains customary covenants, including a non-competition agreement.

The foregoing summary is qualified in its entirety by reference to the Separation Agreement and the Consulting Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1#	Separation Agreement, dated November 13, 2020, by and between CarGurus, Inc. and Kyle Lomeli.
10.2#	Consulting Agreement, dated November 13, 2020, by and between CarGurus, Inc. and Kyle Lomeli.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	Indicates a management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARGURUS, INC.

Date: November 17, 2020	By:	/s/ Kathleen B. Patton
Name: Kathleen B. Patton
Title: General Counsel and Secretary

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